(INTERNET CAPITAL GROUP LOGO)

FOR IMMEDIATE RELEASE

Investor inquiries:                              Media inquiries:
Karen Greene                                     Michelle Strykowski
Internet Capital Group                           Internet Capital Group
Investor Relations                               Media Relations
610-230-4300                                     610-230-4330
IR@internetcapital.com                           mstrykowski@internetcapital.com


    INTERNET CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2003
                   Partner Company Results Meet Expectations;
           Net Loss Decreases Significantly Versus First Quarter 2002

Wayne, Pa - May 8, 2003 - Internet Capital Group, Inc. (Nasdaq: ICGE) today reported its results for the first quarter ended March 31, 2003.

"Although 2003 started with the same economic challenges we saw last year, our Core companies are performing as, or better than, we'd expected," said Walter Buckley, ICG's chairman and CEO. "This performance illustrates progress against our primary corporate goal of driving growth and profitability at our Core companies. At the same time, we've made progress towards our other key goal of strengthening our balance sheet by reducing partner company fundings, cutting our corporate cash operating expenses and continuing to retire debt."

ICG FINANCIAL RESULTS

The Company reported a net loss for the quarter of $(18) million, or $(0.07) per share versus a net loss of $(62) million, or $(0.22) per share, for the corresponding 2002 period. The net loss improvement was driven principally from stronger performance at Core companies and the disposition of partner companies with operating losses. ICG reported consolidated GAAP revenue of $25 million for the quarter versus $25 million for the comparable 2002 period.

PRIVATE CORE COMPANY RESULTS

In an effort to illustrate macro trends within its private Core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the revenue and EBITDA for these companies. ICG does not own its Core companies in their entirety and, therefore, this information should be considered in this context. Total revenue and EBITDA, in this context, represents certain of the financial measures used by the Company's management to evaluate the performance for Core companies. EBITDA consists of earnings/(losses) before interest, tax, depreciation and amortization; stock-based compensation, other non-cash and non-recurring items have also been excluded. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate Core companies' current and future prospects in the same manner as the Company's management. A reconciliation to the most comparable GAAP measure is included as an attachment to this release.

                                     - more-

ICG Announces First Quarter 2003 Results

Total revenue for ICG's private Core companies was $87 million for the quarter, or an 8% decrease versus total revenue of $95 million during the fourth quarter of 2002, and a 9% increase over the first quarter of 2002 revenue of $80 million.

For the quarter, ICG's private Core companies also reported a total $(18) million net loss as compared with a $(15) million net loss in the fourth quarter of 2002 and a $(66) million net loss in the first quarter of 2002.

ICG's private Core companies also reported a total $(8) million EBITDA loss for the quarter, excluding non-cash and non-recurring items, as compared with an EBITDA breakeven in the fourth quarter of 2002 and a $(21) million EBITDA loss in the first quarter of 2002.

Since last quarter, ICG maintained an average primary ownership of 48% in its private Core companies.

ICG believes that companies within its Core category have the most potential to drive stockholder value and inclusion in this category is determined based on a number of factors including ownership level, overall market potential and partner company leadership potential within its overall market. As part of our periodic review of the Core category composition, StarCite has been elevated to the Core group and Jamcracker has been moved to the Emerging category. ICG's private Core company results reflect these changes and all prior periods have been retroactively adjusted.

CAPITAL ALLOCATION

In the first quarter, ICG deployed $12 million in cash for follow-on activity at partner companies. After corporate cash operating expenses and other net costs, the decrease in cash and marketable securities during the quarter was $24 million, resulting in $84 million in cash and marketable securities on an ICG corporate basis, as of March 31, 2003. As of May 7, 2003, ICG's cash and marketable securities totaled $78 million on a corporate basis.

ICG will host a webcast at 10:00am ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investors/presentations and click on the link for the first quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-211-0292. The international dial in number is 706-679-0702. The pass code to the call is "First Quarter Earnings."

For those unable to participate in the conference call, a replay will be available beginning May 8, 2003 at 1:00pm ET until May 15, 2003 at 11:59pm ET. The replay number is 800-642-1687 (domestic) and 706-645-9291 (international). The access code is 9818226. The replay and slide presentation can also be accessed on the ICG website at http://www.internetcapital.com/investors/presentations/.

ABOUT INTERNET CAPITAL GROUP

Internet Capital Group, Inc. (http://www.internetcapital.com) is an information technology company actively engaged in delivering software solutions and services designed to enhance business operations by increasing efficiency, reducing costs and improving sales results. ICG operates through a network of partner companies that deliver these solutions to customers. To help drive partner company progress, ICG provides operational assistance, capital support, industry expertise, access to operational best practices, and a strategic network of business relationships. Internet Capital Group is headquartered in Wayne, Pa.

                                     -### -

SAFE HARBOR STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, debt obligations, additional financing requirements, the effect of economic conditions generally and in the e-commerce and information technology markets specifically, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

                          INTERNET CAPITAL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           Three Months Ended
                                                                                March 31,

                                                                    ---------------------------------
                                                                         2003              2002
                                                                    --------------     --------------
 Revenue                                                                  $ 24,939           $ 24,819

 Operating Expenses

        Cost of revenue                                                     15,428             18,341
        Selling, general and administrative                                 18,849             24,713
        Research and development                                             5,461              6,488
        Amortization of intangibles                                          2,174              3,100
        Impairment related and other                                          (814)             1,490
                                                                    --------------     --------------
          Total operating expenses                                          41,098             54,132
                                                                    --------------     --------------
                                                                           (16,159)           (29,313)
 Other income (loss), net                                                    5,774             (5,920)
 Interest income                                                               442              1,398
 Interest expense                                                           (4,668)            (7,557)
                                                                    --------------     --------------
 Loss before minority interest and equity loss                             (14,611)           (41,392)

 Minority interest                                                           1,434              5,717
 Equity loss                                                                (4,925)           (20,607)
                                                                    --------------     --------------
 Loss before discontinued operations                                       (18,102)           (56,282)
 Loss on discontinued operations                                                 -             (5,366)
                                                                    --------------     --------------
 Net loss                                                                $ (18,102)         $ (61,648)
                                                                    ==============     ==============

 Basic and diluted loss per share:

 Loss before discontinued operations                                       $ (0.07)          $ (0.20)
 Discontinued operations                                                         -             (0.02)
                                                                    --------------     --------------
                                                                           $ (0.07)          $ (0.22)
                                                                    ==============     ==============

 Shares used in computation of basic and diluted loss per share            269,580           279,262
                                                                    ==============     ==============

                          INTERNET CAPITAL GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                        March 31,    December 31,
                                                           2003          2002
                                                        ---------     ----------
ASSETS
      Cash, cash equivalents and short-term
        investments                                     $ 108,331     $ 136,844
      Other current assets                                 37,607        39,387
                                                        ---------     ----------
            Total current assets                          145,938       176,231
      Assets of discontinued operations                     4,105         5,746
      Ownership interests in and
        advances to Partner Companies                      68,791        71,732
      Goodwill                                             60,584        60,584
      Available-for-sale securities                         9,597        10,228
      Other assets                                         34,832        41,725
                                                        ---------     ----------
            Total Assets                                $ 323,847     $ 366,246
                                                        =========     ==========


LIABILITIES AND STOCKHOLDERS' DEFICIT
      Current liabilities                               $  90,817     $ 102,663
      Liabilities of discontinued operations                4,105         5,296
      Minority interest and other liabilities              26,756        26,819
      Convertible subordinated notes                      271,114       283,114
                                                        ---------     ----------
            Total Liabilities                             392,792       417,892
      Stockholders' deficit                               (68,945)      (51,646)
                                                        ---------     ----------
            Total Liabilities and Stockholders'
              Deficit                                   $ 323,847     $ 366,246
                                                        =========     ==========

                          INTERNET CAPITAL GROUP, INC.

   RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP CONSOLIDATED RESULTS
                                 ($ IN MILLIONS)

                                                                1Q 02        2Q 02        3Q 02        4Q 02        1Q 03
                                                              ---------    ---------    ---------    ---------    ---------
Revenue
----------------------------------------------------------
Total Private Core Company Revenue(1)                              $ 80         $ 86         $ 90         $ 95         $ 87
     Non-consolidated Partner Companies                             (55)         (60)         (63)         (64)         (62)
                                                              ---------    ---------    ---------    ---------    ---------
Consolidated Revenue                                               $ 25         $ 26         $ 27         $ 31         $ 25
                                                              =========    =========    =========    =========    =========



Loss
----------------------------------------------------------
Total Private Core Company EBITDA Loss(1) (2)                     $ (21)       $ (16)        $ (6)         $--         $ (8)
      Interest, Taxes, Depreciation, Amortization, Stock
      Based Compensation and non-recurring items                    (45)         (20)         (11)         (15)         (10)
                                                              ---------    ---------    ---------    ---------    ---------
Total Private Core Company Net Loss                               $ (66)       $ (36)       $ (17)       $ (15)       $ (18)
      Amount attributable to other shareholders                     (47)         (17)          (4)          (8)          (7)
                                                              ---------    ---------    ---------    ---------    ---------
ICG's share of  Net Loss of Private Core Companies                $ (19)       $ (19)       $ (13)        $ (7)       $ (11)
ICG's share of Net Loss of Public Core Companies                     (3)         (19)          --           (1)          (2)
ICG's share of Net Loss of Emerging and Disposed Companies          (14)          (3)          (4)           3           (1)
Discontinued Operations                                              (5)          (5)          (5)           6           --
Corporate Expenses, Other Income (Loss) and Impairments             (21)          33           35          (41)          (4)
                                                              ---------    ---------    ---------    ---------    ---------
Consolidated Net Income (Loss)                                    $ (62)       $ (13)        $ 13        $ (40)       $ (18)
                                                              =========    =========    =========    =========    =========


(1) Total Private Core Company figures are based on the financial statements prepared by each partner company and, in some cases, adjustments and estimates by Internet Capital Group. In addition, these figures are preliminary in nature, are subject to change and may differ from previously reported figures as a result of, among other things, changes in the composition of the private core group of companies, changes to reported figures by each partner company for any necessary corrections, changes resulting from differing interpretations of accounting principles upon review by the Securities and Exchange Commission, or changes in accounting literature.

(2) EBITDA consists of earnings/(losses) before interest, tax, depreciation and amortization; stock based compensation, other non-cash, and non-recurring items have also been excluded. EBITDA is a commonly used metric and presented here to enhance understanding of our partner company operating results. EBITDA does not measure financial performance under GAAP and other companies may present similarly titled measures that are calculated differently. EBITDA is not an alternative to operating or net income/(loss), as determined in accordance with GAAP, as an indicator of performance, nor is it an alternative to cash flow from operations as determined in accordance with GAAP, as a measure of liquidity.

                          INTERNET CAPITAL GROUP, INC.
              SCHEDULE OF OWNERSHIP INTERESTS IN PARTNER COMPANIES

                                   3/31/03 (1)

CORE PARTNER COMPANIES                                      PRIMARY OWNERSHIP
------------------------------------------------------      -----------------
 PUBLIC CORE
------------------------------------------------------
  eMerge Interactive, Inc. (Nasdaq: EMRG)                          18%
  Universal Access Global Holdings Inc. (Nasdaq: UAXS)             22%
  Verticalnet, Inc.  (Nasdaq: VERT)                                22%

 PRIVATE CORE
------------------------------------------------------
  Blackboard, Inc.                                                 15%
  Marketron International, Inc.                                    40%
  CommerceQuest, Inc.                                              80%
  CreditTrade Inc.                                                 30%
  eCredit.com, Inc.                                                99%
  Freeborders, Inc.                                                55%
  GoIndustry AG                                                    31%
  ICG Commerce Holdings, Inc.                                      75%
  Investor Force Holdings, Inc.                                    38%
  iSky, Inc.                                                       25%
  LinkShare Corporation                                            40%
  OneCoast Network Holdings, Inc.                                  97%
  StarCite, Inc.                                                   22%
  Syncra Systems, Inc.                                             31%

EMERGING PARTNER COMPANIES                                  PRIMARY OWNERSHIP
------------------------------------------------------      -----------------
  Agribuys, Inc.                                                   31%
  Anthem/CIC Ventures Fund LP                                      9%
  Arbinet-thexchange Inc.                                          3%
  Captive Capital Corporation                                      54%
  Citadon, Inc.                                                    2%
  ClearCommerce Corporation                                        11%
  ComputerJobs.com, Inc.                                           46%
  Co-nect Inc.                                                     36%
  Emptoris, Inc.                                                   12%
  Entegrity Solutions Corporation                                  2%
  FuelSpot.com, Inc.                                               9%
  inreon limited                                                   17%
  Jamcracker, Inc.                                                 3%
  Mobility Technologies, Inc.                                      4%
  OnMedica Group Limited                                           33%
  Onvia.com, Inc.   (Nasdaq: ONVI)                                 22%
  Surgency, Inc.                                                   22%
  Tibersoft Corporation                                            5%


(1) This schedule excludes Persona which was included as a Partner Company at 3/31/03 but is currently in the process of an orderly wind down.

INTERNET CAPITAL GROUP, INC.

MARCH 31, 2003

DESCRIPTION OF TERMS FOR CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS

EFFECT OF VARIOUS ACCOUNTING METHODS ON OUR RESULTS OF OPERATIONS

The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

CONSOLIDATION. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. As of March 31, 2003, the Company accounted for 6 of its partner companies under this method.

EQUITY METHOD. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the

Consolidated Statements of Operations. As of March 31, 2003, the Company accounted for 17 of its partner companies under this method.

COST METHOD. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. As of March 31, 2003, the Company accounted for 13 of its partner companies under this method.

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF OPERATIONS

ICG'S SHARE OF NET LOSS OF CORE, EMERGING AND DISPOSED PARTNER COMPANIES

Represents ICG's share of the net loss of Core, Emerging and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

DISCONTINUED OPERATIONS

During the three months ended December 31, 2002, two of the Company's consolidated Partner Companies, Delphion and Logistics, disposed of substantially all of their assets. Accordingly, the operating results of these two discontinued operations have been presented separately from continuing operations.

CORPORATE EXPENSES, OTHER INCOME (LOSS) AND IMPAIRMENTS

General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements.

This caption also includes cash and non-cash severance and other charges related to the restructuring of Internet Capital Group's operations to better align our general and administrative expenses with the reduction in the number of Partner Companies.

Other income (loss), net for the three months ended March 31, 2003 consists primarily of a gain of $6.1 million related to the repurchase of $12.0 million of the Company's outstanding convertible notes offset by losses on marketable securities. Other income (loss), net for the three months ended March 31, 2002 consists primarily of a loss related to the disposition of a Partner Company.